GUARANTEE

     For value received, SHIRE PHARMACEUTICALS GROUP PLC, a public limited company organized and existing under the laws of England and Wales (herein called the "Guarantor", which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby irrevocably and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of said Security and of the Indenture. In case of the failure of the Issuer punctually to make any such payment of principal (or premium, if any) or interest, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

     The Guarantor hereby agrees that it shall make all payments in respect of principal of (and premium, if any, on) and interest (including interest on amounts in default), if any, on the Securities or the payment of any other sums due on the Securities pursuant to this Guarantee without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied upon or as a result of such payments by or on behalf of any taxing authority of the United Kingdom, unless deduction or withholding of such taxes, duties, assessments or governmental charges is required by law.

     The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of said Security or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security or by the Trustee or the Paying Agent with respect to any provisions thereof or of the Indenture, the recovery of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of its obligations contained in the Indenture, said Security and this Guarantee.

     The Holder of the Security on which this Guarantee is endorsed is entitled to the further benefits relating thereto set forth in the Security and the Indenture. No reference herein to the Indenture and no provision of this Guarantee, said Security or the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, the Security upon which this Guarantee is endorsed.

     The Indenture, the Securities and this Guarantee are governed by and will be construed in accordance with the laws of the State of New York, without regard to the applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GUARANTEE SET FORTH IN SAID SECURITY AND IN THE INDENTURE, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Terms used in this Guarantee and not defined herein shall have the meaning assigned to them in the Indenture.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the within Security has been executed by the Trustee, directly or through an Authenticating Agent, by manual or facsimile signature of an authorized signatory.


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


     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.


Dated:


[CORPORATE SEAL]                    SHIRE PHARMACEUTICALS GROUP PLC


                                     By:
                                        ----------------------------------------
                                          Name:
                                          Title:


                                     Attest:
                                            ------------------------------------
                                             Name:
                                             Title:







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